Exhibit 1


                                   IMPORTANT

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

------------------------------------------------------------------------------

                                [LOGO OMITTED]

                        i-CABLE COMMUNICATIONS LIMITED
              (Incorporated in Hong Kong with limited liability)

Directors:                                        Registered Office:
Mr. Stephen T. H. Ng (Chairman & Chief            16th Floor, Ocean Centre,
                     Executive Officer)           Harbour City, Canton Road,
Dr. David K. D. Hsu*                              Kowloon,
Mr. F. K. Hu, GBS, CBE, JP*                       Hong Kong
Mr. Quinn Y. K. Law
Mr. Victor C. W. Lo, GBS, JP*
Dr. Dennis T. L. Sun, BBS, JP*
Mr. Samuel S. F. Wong
Sir Gordon Y. S. Wu, KCMG, FICE*
                                                  28th April, 2003
(* Independent Non-executive Directors)

To the Shareholders

Dear Sir or Madam,

                            ANNUAL GENERAL MEETING
           GENERAL MANDATES TO REPURCHASE SHARES AND TO ISSUE SHARES
                     AMENDMENTS TO ARTICLES OF ASSOCIATION

1. At an extraordinary general meeting of i-CABLE Communications Limited (the "Company") held on 6th June, 2002, ordinary resolutions were passed giving general mandates to directors of the Company (the "Directors") (i) to repurchase shares of the Company on The Stock Exchange of Hong Kong Limited (the "Stock Exchange") (or on any other stock exchange on which the securities of the Company may be listed and which is recognised by the Securities and Futures Commission and the Stock Exchange for that purpose) of up to 10 per cent. of the issued share capital of the Company as at 6th June, 2002; and (ii) to allot, issue and otherwise deal with shares up to a limit equal to (a) 20 per cent. of the shares of the Company in issue as at 6th June, 2002, plus (b)
                                                i-CABLE Communications Limited

     (authorised by a separate ordinary resolution as required by the Rules Governing the Listing of Securities on the Stock Exchange (the "Listing Rules")) the nominal amount of any shares repurchased by the Company.

2. Under the terms of the Companies Ordinance and the Listing Rules, these general mandates will lapse at the conclusion of the Annual General Meeting ("AGM") for 2003, unless renewed at that meeting. Resolutions will be proposed at the AGM to renew these mandates, and the Explanatory Statement required by the Listing Rules to be sent to shareholders in connection with the proposed repurchase mandate is set out in the Appendix to this document.

3. Following the recent enactment of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and the repealing of the Securities and Futures (Clearing Houses) Ordinance (Chapter 420 of the Laws of Hong Kong), the Directors also recommend making corresponding amendments to the Articles of Association of the Company ("Articles of Association").

4. Notice of the AGM is set out on pages 5 to 8 of this document. A form of proxy for use at the AGM is enclosed. Whether or not you intend to be present at the AGM, you are requested to complete the form of proxy and return it to the registered office of the Company in accordance with the instructions printed thereon not less than 48 hours before the time fixed for the holding of the AGM. Completion of the form of proxy and its return to the Company will not preclude you from attending, and voting at, the AGM if you so wish.

5. The Directors believe that the general mandates and the proposed amendments to the Articles of Association are in the interests of the Company and its shareholders. Accordingly, the Directors recommend you to vote in favour of all the relevant resolutions to be proposed at the AGM.



                                                        Yours faithfully,
                                                        Stephen T. H. Ng
                                                           Chairman &
                                                     Chief Executive Officer
                                                i-CABLE Communications Limited

                                   APPENDIX

                             EXPLANATORY STATEMENT

     The following is the Explanatory Statement required to be sent to shareholders under the Listing Rules in connection with the proposed general mandate for repurchase of shares and also constitutes the Memorandum required under section 49BA of the Companies Ordinance. References in this Statement to "Share(s)" mean ordinary share(s) of HK$1.00 each in the capital of the
Company:

(i) It is proposed that the general repurchase mandate will authorise the repurchase by the Company of up to 10 per cent. of the Shares in issue at the date of passing the resolution to approve the general repurchase mandate. As at 22nd April, 2003, being the latest practicable date for determining such figure, the number of Shares in issue was 2,019,234,400 Shares. On the basis of such figure (and assuming no new Shares will be issued or no Share will be repurchased after 22nd April, 2003 and up to the date of passing of such resolution), exercise in full of the general repurchase mandate would result in the repurchase by the Company of up to 201,923,440 Shares.

(ii) The Directors believe that the general authority from shareholders to enable repurchase of Shares is in the interests of the Company and its shareholders. Repurchases may, depending on the circumstances, result in an increase in net assets and/or earnings per Share. The Directors are seeking the grant of a general mandate to repurchase Shares to give the Company the flexibility to do so if and when appropriate. The number(s) of Shares to be repurchased on any occasion and the price and other terms upon which the same are repurchased will be decided by the Directors at the relevant time having regard to the circumstances then pertaining.

(iii) The funds required for any repurchase would be derived from the distributable profits of the Company legally available for such purpose in accordance with the Company's constitutive documents and the laws of Hong Kong.

(iv) There could be an adverse impact on the working capital or gearing position of the Company (as compared with the position disclosed in its most recent audited accounts for the year ended 31st December, 2002 being forwarded to all shareholders together with this circular letter) in the event that the general repurchase mandate were exercised in full at any time during the proposed repurchase period. However, the Directors do not propose to exercise the general repurchase mandate to such extent as would, in the circumstances, have a material adverse effect on the working capital of the Company or the gearing level which in the opinion of the Directors is from time to time appropriate for the Company.

(v) There are no Directors or (to the best of the knowledge of the Directors, having made all reasonable enquiries) any associates (as defined in the Listing Rules) of the Directors of the Company who have a present intention, in the event that the general repurchase mandate is granted by shareholders, to sell Shares to the Company.

                                                i-CABLE Communications Limited

(vi) The Directors have undertaken to the Stock Exchange to exercise the power of the Company to make purchases pursuant to the general repurchase mandate in accordance with the Listing Rules and the laws of Hong Kong.

(vii) The Directors are not aware of any consequences which would arise under the Hong Kong Code on Takeovers and Mergers (the "Takeover Code") as a consequence of any purchases pursuant to the general repurchase mandate. However, if as a result of a repurchase of Shares a shareholder's proportionate interest in the voting rights of the Company increases, such increase would be treated as an acquisition for the purposes of the Takeover Code. Accordingly, a shareholder or group of shareholders acting in concert could obtain or consolidate control of the Company and become obliged to make a mandatory offer in accordance with Rule 26 of the Takeover Code.

(viii) No purchase has been made by the Company of Shares in the six months prior to the latest practicable date before the printing of this document.

(ix) No connected persons (as defined in the Listing Rules) of the Company have notified the Company of a present intention to sell Shares to the Company and no such persons have undertaken not to sell Shares to the Company in the event that the general repurchase mandate is granted by shareholders.

(x) The highest and lowest prices at which Shares were traded on the Stock Exchange in each of the previous twelve months are as follows:

                                         Highest (HK$)          Lowest (HK$)

       April 2002                           6.050                  4.975
       May 2002                             6.300                  5.500
       June 2002                            5.750                  4.675
       July 2002                            4.825                  3.600
       August 2002                          4.525                  3.850
       September 2002                       3.925                  2.750
       October 2002                         3.575                  2.925
       November 2002                        3.350                  2.875
       December 2002                        3.375                  2.575
       January 2003                         2.875                  2.550
       February 2003                        2.650                  1.950
       March 2003                           1.980                  1.640
                                                i-CABLE Communications Limited
                        i-CABLE COMMUNICATIONS LIMITED

                       NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of i-CABLE Communications Limited will be held in the Centenary Room, Ground Floor, The Marco Polo Hongkong Hotel, 3 Canton Road, Kowloon, Hong Kong, on Thursday, 29th May, 2003 at 10:00 a.m. for the purpose of transacting the following business:

As ordinary business:

(1) To receive and consider the Statement of Accounts and the Reports of the Directors and Auditors for the year ended 31st December, 2002.

(2)  To declare a Final Dividend for the year ended 31st December, 2002.

(3)  To re-elect retiring Directors.

(4) To appoint Auditors and authorise the Directors to fix their remuneration.

And as special business, to consider and, if thought fit, to pass with or without modification the following resolutions of which resolutions number (5) to (7) will be proposed as ordinary resolutions and resolution number (8) will be proposed as a special resolution:

                             ORDINARY RESOLUTIONS


(5)  "THAT:

     (a) subject to paragraph (b) below, the exercise by the Directors of the Company during the Relevant Period of all the powers of the Company to purchase shares in the capital of the Company be and is hereby generally and unconditionally approved;

     (b) the aggregate nominal amount of shares which may be purchased on The Stock Exchange of Hong Kong Limited or any other stock exchange recognised for this purpose by the Securities and Futures Commission of Hong Kong and The Stock Exchange of Hong Kong Limited under the Code on Share Repurchases pursuant to the approval in paragraph (a) above shall not exceed 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution, and the said approval shall be limited accordingly; and

     (c) for the purpose of this Resolution, "Relevant Period" means the period from the passing of this Resolution until whichever is the earliest of:

          (aa) the conclusion of the next Annual General Meeting of the Company;

          (bb) the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; and
                                                i-CABLE Communications Limited

          (cc) the revocation or variation of the authority given under this Resolution by ordinary resolution of the shareholders in general meeting."

(6)  "THAT:

     (a) subject to paragraph (c) below, the exercise by the Directors of the Company during the Relevant Period of all the powers of the Company to allot, issue and deal with additional shares in the capital of the Company and to make or grant offers, agreements and options which might require the exercise of such power be and is hereby generally and unconditionally approved;

     (b) the approval in paragraph (a) shall authorise the Directors of the Company during the Relevant Period to make or grant offers, agreements and options which might require the exercise of such power after the end of the Relevant Period;

     (c) the aggregate nominal amount of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors of the Company pursuant to the approval in paragraph (a), otherwise than pursuant to (i) any executive or employee share option or incentive scheme, or (ii) the rights attached to the 4% Convertible Bonds issued by the Company or any and all other rights, agreements and/or options (otherwise than pursuant to any share option or incentive scheme as aforementioned) made or granted prior to the time of passing this Resolution by the Directors of the Company which might require the allotment and issue of shares in the capital of the Company subsequent to the time of passing this Resolution, or (iii) a Rights Issue, or (iv) any scrip dividend or similar arrangement providing for the allotment of shares in lieu of the whole or part of a dividend on shares of the Company in accordance with the Articles of Association of the Company, shall not exceed the aggregate of:

          (aa) 20 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution; plus

          (bb) (if the Directors are so authorised by a separate ordinary resolution of the shareholders of the Company) the nominal amount of share capital of the Company repurchased by the Company subsequent to the passing of this Resolution (up to a maximum equivalent to 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution), and the said approval shall be limited accordingly; and

     (d)  for the purposes of this Resolution:

          "Relevant Period" means the period from the passing of this Resolution until whichever is the earliest of:

                                                i-CABLE Communications Limited

          (aa) the conclusion of the next Annual General Meeting of the Company;

          (bb) the expiration of the period within which the next Annual General Meeting of the Company is required by law to be held; and

          (cc) the revocation or variation of the approval given under this Resolution by ordinary resolution of the shareholders in general meeting; and

          "Rights Issue" means an offer of shares, or an offer of warrants, options or other securities giving rights to subscribe for shares, open for a period fixed by the Company or by the Directors of the Company to holders of shares of the Company or any class thereof on the register on a fixed record date in proportion to their then holdings of such shares or class thereof (subject to such exclusion or other arrangements as the Directors of the Company may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong)."

(7) "THAT the general mandate granted to the Directors of the Company to exercise the powers of the Company to allot, issue and deal with any additional shares of the Company pursuant to ordinary resolution (6) set out in the notice convening this meeting be and is hereby extended by the addition thereto of an amount representing the aggregate nominal amount of the share capital of the Company repurchased by the Company under the authority granted pursuant to ordinary resolution (5) set out in the notice convening this meeting, provided that such extended amount shall not exceed 10 per cent. of the aggregate nominal amount of the share capital of the Company in issue at the date of passing this Resolution."

                              SPECIAL RESOLUTION

(8) "THAT the Articles of Association of the Company be hereby amended as follows:-

     (a) by adding the following definitions immediately after the definition of "Secretary" in Article 2:

          '"the SFO" shall mean the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), and any amendments thereto or re-enactment thereof for the time being in force and shall include every other statute incorporated therewith or substituted therefor; and in case of any such substitution the references in these Articles to the provisions of the SFO shall be read as references to the provisions substituted therefor in the new statute;' and

     (b) by replacing the words `Securities and Futures (Clearing Houses) Ordinance (Chapter 420 of the laws of Hong Kong)' by the words `SFO' in Article 70."

                                                         By Order of the Board
                                                           Wilson W. S. Chan
                                                               Secretary

Hong Kong, 28th April, 2003
                                                i-CABLE Communications Limited

Registered Office:
16th Floor, Ocean Centre,
Harbour City, Canton Road,
Kowloon,
Hong Kong

Notes:

(a) A member entitled to attend and vote at the meeting convened by the above notice is entitled to appoint one or more proxies to attend and, in the event of a poll, to vote in his stead. A proxy need not be a member of the Company. In order to be valid, the form of proxy together with the power of attorney or other authority, if any, under which it is signed (or a notarially certified copy of that power of attorney or authority) must be deposited at the Company's registered office at 16th Floor, Ocean Centre, Harbour City, Canton Road, Kowloon, Hong Kong not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting.

(b) With reference to the Ordinary Resolution proposed under item (6) above, the Directors wish to state that they have no immediate plans to issue any new shares of the Company pursuant to the mandate to be given thereunder, other than under the executive or employee share option or incentive scheme from time to time adopted by the Company or in accordance with the terms of issue of the 4% Convertible Bonds issued by the Company in November 1999.

(c) The Register of Members will be closed from Thursday, 22nd May, 2003 to Thursday, 29th May, 2003, both days inclusive, during which period no transfer of shares of the Company can be effected. In order to qualify for the abovementioned Final Dividend, all transfers, accompanied by the relevant share certificates, must be lodged with the Company's Registrars, Tengis Limited, at Ground Floor, Bank of East Asia Harbour View Centre, 56 Gloucester Road, Wanchai, Hong Kong, not later than 4:30 p.m. on Wednesday, 21st May, 2003.

                                                i-CABLE Communications Limited

                     THE COMPANIES ORDINANCE (CHAPTER 32)

                               ----------------

                           Company Limited by Shares

                               ----------------

                            ARTICLES OF ASSOCIATION
                   (As adopted by Special Resolution passed
                       on the 1st day of November, 1999)

                                      OF

                        i-CABLE Communications Limited

                           (Company Number: 676456)

                               ----------------

                                  PRELIMINARY

1. No regulations set out in any schedule to any ordinance or subsidiary legislation concerning companies, including the regulations contained in Table A in the First Schedule to the Companies Ordinance (Chapter 32 of the Laws of Hong Kong), shall apply as regulations or articles of association of the Company.

                                INTERPRETATION

2.     In these Articles unless the context otherwise requires:-

       "associate" in relation to any director means:-

       (a) his spouse and any child or step-child under the age of 18 years of the director or of his spouse ("family interests");

       (b) the trustees, acting in their capacity as such trustees, of any trust of which he or any of his family interests is a beneficiary or, in the case of a discretionary trust, is a discretionary object; and

       (c) any company in the equity capital of which he and/or his family interests taken together are directly or indirectly interested so as to exercise or control the exercise of 35 per cent. (or such lower amount as may from time to time be specified in the Hong Kong Code on Takeovers and Mergers as being the level for triggering a mandatory general offer) or more of the voting power at general meetings, or to control the composition of a majority of the board of directors and any other company which is its subsidiary or holding company or a fellow subsidiary of any such holding company;

       "these Articles" means these Articles of Association as amended from time to time;

       "Auditors" means the persons for the time being performing the duties of the auditors of the Company;

       "Board" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which a quorum is present;

       "Company" means the above named company;

       "Director" means a director of the Company;

       "electronic form" shall mean any electronic, digital, electrical, magnetic or other retrievable form or medium (whether having physical substance or not);

       "Executive Director" means a Managing Director or Joint Managing Director of the Company or a Director who is the holder of any other employment or executive office with the Company;

       "the holder" in relation to any shares means the Member whose name is entered in the Register as the holder of such shares;

       "the Listing Rules" shall mean the Rules Governing the Listing of Securities on the Stock Exchange and any amendments thereto for the time being in force;

       "Member" means a member of the Company;

       "Office" means the registered office of the Company;

       "the Ordinance" means the Companies Ordinance, (Chapter 32 of the Laws of Hong Kong) and every other Ordinance incorporated therewith, or any Ordinance or Ordinances substituted therefor; and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to the provisions substituted therefor in the new Ordinance or Ordinances;

       "paid up" means paid up or credited as paid up;

       "Register" means the Register of Members of the Company;

       "Seal" means the common seal of the Company or any official seal that the Company may be permitted to have under the Ordinance;

       "Secretary" means the person for the time being performing the duties of the company secretary of the Company and includes a temporary or assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary;

       "the SFO" shall mean the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), and any amendments thereto or re-enactment thereof for the time being in force and shall include every other statute incorporated therewith or substituted therefor; and in case of any such substitution the references in these Articles to the provisions of the SFO shall be read as references to the provisions substituted therefor in the new statute;

       "Stock Exchange" means The Stock Exchange of Hong Kong Limited (or any other stock exchange in Hong Kong on which the shares or other securities of the Company are for the time being listed);

       words denoting the masculine shall include the feminine;

       references to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form (including telex and facsimile transmission but excluding communication in electronic form);

       any words or expressions defined in the Ordinance in force at the date when these Articles or any part thereof are adopted shall bear the same meaning in these Articles or such part (as the case may be) save that "company" shall where the context permits include any company or body incorporated in Hong Kong or elsewhere; and

       references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

                               REGISTERED OFFICE

3. The Office shall be at such place in Hong Kong as the Board shall from time to time appoint.

                                 SHARE RIGHTS

4. Subject to any special rights conferred on the holders of any shares or class of shares (including but not limited to preference shares), any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

5. Subject to the Ordinance and to any special rights conferred on the holders of any shares or class of shares, any shares may, with the sanction of a special resolution, be issued on terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed. The terms and manner of redemption shall be provided for by alteration of these Articles, and in accordance with the rules or regulations issued by the Stock Exchange from time to time.

                            MODIFICATION OF RIGHTS

6. Subject to the Ordinance, all or any of the special rights for the time being attached to any class of shares (including but not limited to preference shares) for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy not less than one-third of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied.

7. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                    SHARES

8. Subject to the provisions of the Ordinance and these Articles, the unissued shares of the Company (whether forming part of the original authorised share capital or any increased share capital, as set out in the Memorandum of Association (as amended from time to time)) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

9. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Ordinance.

10. Except as ordered by a Court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                   WARRANTS

10A. Subject to the provisions of the Ordinance, the Board may issue warrants to subscribe for any class of shares or securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

                                 CERTIFICATES

11. Every person whose name is entered as a holder of any shares in the Register shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of the shares in respect of which he is so registered (or within such other period as the terms of issue shall provide) one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board may from time to time determine. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member (except such a nominee as aforesaid) who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge.

12. If a share certificate is defaced, worn out, lost or destroyed, it may, subject to the Ordinance, be replaced on payment of a fee not exceeding
       2.5 Hong Kong dollars (or such higher amount as shall for the time being be approved by the Stock Exchange) and on such terms (if any) as to evidence and indemnity and to payment of any reasonable costs and out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and where it is defaced or worn out, after delivery of the old certificate to the Company.

13. All forms of certificate for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under a Seal and, if issued under an official seal, need not be signed by any person. The Board may also by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

                                     LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether presently or not) in respect of such share. The Company's lien on a share shall extend to all dividends and distributions payable thereon. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

16. The net proceeds, after payment of all costs and out-of-pocket expenses, of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the shares sold) be paid to the holder immediately before such sale of the share. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                CALLS ON SHARES

17. The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Member shall (subject to the Company serving upon him at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

18. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed. A call may be made payable by instalments upon such terms and conditions as the Board may determine.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20. If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 15 per cent. per annum, as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

21. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

23. The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent. per annum, as may be agreed upon between the Board and the Member paying such sum in advance.

                             FORFEITURE OF SHARES

24. If any call or instalment of a call remains unpaid on any share after the day appointed for payment thereof, the Board may at any time serve a notice on the holder of such share requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

25. The notice shall name a further day (not being less than fourteen days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

26. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

27. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before the forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

28. Until cancelled in accordance with the requirements of the Ordinance, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board may think fit.

29. A person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at the rate fixed by the terms of issue of the shares or, if no such rate is fixed, at the rate of 15 per cent. per annum (or such lower rate as the Board may determine) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

30. A statutory declaration that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on the date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                              TRANSFER OF SHARES

31. Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. The Board may resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. All instruments of transfer, when registered, may be retained by the Company.

33. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully paid share.

34.    The Board may also decline to register any transfer unless:-

       (a) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

       (b) the instrument of transfer is in respect of only one class of share;

       (c) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

       (d) a fee of such sum as the Stock Exchange may from time to time determine to be payable is paid to the Company in respect thereof; and

       (e) if applicable, the instrument of transfer is duly and properly stamped.

35. If the Board declines to register a transfer it shall, within twenty-one days after the date on which the instrument of transfer was lodged, send to the transferor and transferee notice of the refusal.

36. A fee not exceeding 2 Hong Kong dollars (or such higher amount as shall for the time being be approved by the Stock Exchange) may be charged by the Company for registering any transfer, or other document relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

                            TRANSMISSION OF SHARES

37. In the case of the death of a Member the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where the deceased was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased's shares; but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

38. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, subject as hereinafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

39. A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or at any separate meeting of the holders of any class of shares in the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and any other moneys payable in respect of the share until the requirements of the notice have been complied with.

                              INCREASE OF CAPITAL

40. The Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

41. Subject to the Ordinance, the Company may, by the resolution increasing the capital or any other ordinary resolution, direct that the new shares or any of them shall be offered in the first instance to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or may make any other provisions as to issue of the new shares.

42. The new shares shall be subject to all the provisions of these Articles with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                            ALTERATIONS OF CAPITAL

43.    The Company may from time to time by ordinary resolution:-

       (a) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

       (b) sub-divide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Ordinance) and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may have any such preferred or other special rights over, or may have such deferred or qualified rights or be subject to any such restrictions as compared with, the other or others as the Company has power to attach to unissued or new shares;

       (c) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or diminish the amount of its authorised share capital by the amount of the shares so cancelled.

       The Company may also from time to time by special resolution, subject to any confirmation or consent required by law, reduce its authorised and issued share capital or any capital redemption reserve or any share premium account in any manner.

       Where any difficulty arises in regard to any consolidation and division under paragraph (a) of this Article, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to or in accordance with the directions of the purchaser thereof. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

44. Subject to the Ordinance, the Company may acquire its own shares (including any redeemable shares), acquire its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares, or give directly or indirectly, by means of a loan, guarantee, the provision of security or otherwise, financial assistance for the purpose of or in connection with a purchase made or to be made by any person of any shares in the Company and should the Company acquire its own shares neither the Company nor the Board shall be required to select the shares to be acquired rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that any such acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by the Stock Exchange or the Securities and Futures Commission from time to time.

                               GENERAL MEETINGS

45. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Ordinance at such times and places as the Board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

46. The Board may, whenever it thinks fit, convene an extraordinary general meeting.

                          NOTICE OF GENERAL MEETINGS

47. An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than twenty-one days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules and a meeting other than an annual general meeting or a meeting called for the passing of a special resolution shall be called by not less than fourteen days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of meeting, and, in the case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given in the manner hereinafter mentioned to all Members other than such as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the Auditors for the time being of the Company.

       Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Article, it shall be deemed to have been duly called if it is so agreed:-

       (a) in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

       (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

49. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:-

       (a)  the declaration and sanctioning of dividends;

       (b) the consideration and adoption of the accounts and balance sheet and the reports of the Directors and other documents required to be annexed to the accounts;

       (c) the election of Directors in place of those retiring (by rotation or otherwise);

       (d) the appointment of Auditors where special notice of the resolution for such appointment is not required by the Ordinance;

       (e) the fixing of, or the determining of the method of fixing, the remuneration of the Directors and of the Auditors.

50. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A corporation being a Member shall be deemed for the purpose of these Articles to be present in person if represented by proxy or in accordance with the provisions of the Ordinance.

51. If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days thereafter) and at such other time or place as the chairman of the meeting may determine and at such adjourned meeting one Member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven days' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, of any meeting adjourned through want of a quorum and such notice shall state that one Member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

52. Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

53. The chairman (if any) of the Board or, in his absence, a deputy chairman (if any) shall preside as chairman at every general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

54. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

55. Save as expressly provided by these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                    VOTING

56. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who is present in person or by proxy at a General Meeting of the Company shall have one vote, and on a poll every Member who is present in person or by proxy shall have one vote for every share in the capital of the Company of which he is the holder.

57. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the Ordinance, a poll may be demanded by:-

       (a)  the chairman of the meeting; or

       (b) at least three Members present in person or by proxy and entitled to vote; or

       (c) any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

       (d) any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

       Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number of proportion of the votes recorded for or against such resolution.

58. If a poll is demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers (who need not be Members). The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

59. A poll demanded on the election of a chairman for the meeting shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

60. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

61.    Votes may be given either personally or by proxy.

62. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

63. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to an additional or casting vote.

64. In the case of joint holders of a share the vote of the senior of the joint holders who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

65. A Member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and such person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery of instruments appointing a proxy) not later than the last time at which a valid instrument of proxy could be so delivered.

66. No Member shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

67. If (i) any objection shall be raised to the qualification of any voter or (ii) any votes have been counted which ought not to have been counted or which might have been rejected or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                                    PROXIES

68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

69. A proxy need not be a Member. A Member who is the holder of two or more shares may appoint more than two proxies to represent him and vote on his behalf at a general meeting of the Company or at a class meeting.

70. Where a Member is a recognised clearing house within the meaning of the SFO or its nominees, it may authorise such person or persons as it thinks fit to act as its representative(s) or proxy(ies) at any general meeting or any meeting of any class of Members provided that, if more than one person is so authorised, the authorisation or proxy form must specify the number and class of shares in respect of which each such person is so authorised. The person so authorised will be entitled to exercise the same power on behalf of the recognised clearing house as that clearing house (or its nominees) could exercise as if it were an individual Member including the right to vote individually on a show of hands notwithstanding the provisions contained in Article 56.

71. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the Office (or at such other place in Hong Kong as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

72. Instruments of proxy shall be in any common two way form or in such other two way form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

73. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of such determination was received by the Company at the Office (or such other place in Hong Kong as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.


                     APPOINTMENT AND REMOVAL OF DIRECTORS

74. Unless and until otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate Directors) shall be not less than two.

75. A Director need not hold any qualification shares but shall nevertheless be entitled to receive notice of and to attend and speak at all general meetings of the Company.

76. Each of the Directors shall be paid a fee for their services at such rate as may be determined from time to time by the Board.

77. Subject to the provisions of these Articles and the Ordinance, the Company may by ordinary resolution elect any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

78. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Articles to appoint any person to be a Director and subject to the Ordinance, the Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following annual general meeting and shall then be eligible for re-election but shall not be taken into account in determining the Directors or the number of the Directors who are to retire by rotation at such meeting.

79. The Company may by special resolution passed at a general meeting remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person in his place. Any person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

80. No person other than a Director retiring at the meeting, unless recommended by the Board for re-election, shall be eligible for election to the office of Director at any general meeting unless notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting of his intention to propose such person for election as Director and also notice in writing signed by the person to be proposed of his willingness to be elected, shall have been given to the Secretary at least seven days before the date of the meeting.

                         DISQUALIFICATION OF DIRECTORS

81. Without prejudice to the provisions for retirement by rotation hereinafter contained, the office of a Director shall be vacated in any of the events following, namely if:-

       (a) (not being an Executive Director whose contract precludes resignation) he resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board;

       (b) by notice in writing delivered to the Office or tendered at a meeting of the Board his resignation is requested by all of the other Directors;

       (c) he becomes of unsound mind or a patient for any purpose of any statute relating to mental health and the Board resolves that his office is vacated;

       (d) he is absent, without leave, from meetings of the Board (whether or not an alternate Director appointed by him attends) for twelve consecutive months, and the Board resolves that his office is vacated;

       (e)  he becomes bankrupt or compounds with his creditors;

       (f)  he is prohibited by law from being a Director;

       (g) he ceases to be a Director by virtue of the Ordinance or is removed from office pursuant to these Articles.

                             ROTATION OF DIRECTORS

82. At every annual general meeting one-third of the Directors for the time being or, if their number is not a multiple of three, then the number nearest to but not exceeding one-third shall retire from office. The chairman, the deputy chairman and the Managing Director of the Company (if any) shall not whilst holding office as such be subject to retirement by rotation or be taken into account in determining the number of Directors to retire in each year. A Director retiring at a meeting shall retain office until the close of the meeting.

83. The Directors to retire on each occasion shall be those who have been longest in office since their last election, but as between persons who became or were re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting, and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after the date of such notice but before the close of the meeting.

84.    A retiring Director shall be eligible for re-election.

85. Subject to the provisions of these Articles, the Company at the meeting at which a Director retires in the manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

                              EXECUTIVE DIRECTORS

86. The Board may from time to time appoint one or more of its body to be Managing Director or to hold any other employment or executive office with the Company for such period (subject to the Ordinance) and upon such terms and conditions as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

87. An Executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                              ALTERNATE DIRECTORS

88.    (A)  Each Director shall have the power to appoint any person to be his alternate Director and may at his discretion remove such alternate Director. If such alternate Director is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an alternate Director shall be effected by notice in writing signed by the appointor and delivered to the Office or tendered at a meeting of the Board, or in any other manner approved by the Board. An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director.

       (B) Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the provisions of these Articles relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director may be paid reasonable expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but shall not be entitled to receive from the Company any fee in his capacity as an alternate Director.

       (C) Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

       (D) An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director provided that, if at any meeting any Director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

                     ADDITIONAL REMUNERATION AND EXPENSES

89. Each Director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or any other meeting which as a Director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides outside the jurisdiction in which he normally resides for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

                             DIRECTORS' INTERESTS

90.    (A)  A Director may hold any other office or place of profit with the
            Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

       (B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

       (C) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

       (D) A Director shall not vote on nor be counted in the quorum in relation to any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (included the arrangement or variation of the terms thereof, or the termination thereof).

       (E) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof).

       (F) Subject to the Ordinance and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner, whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

       (G) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board by a Director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm or
            (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

       (H) Save as otherwise provided by these Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or other proposal in which he is to his knowledge materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters namely:-

            (i) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or obligations undertaken by him at the request or for the benefit of the Company or any of its subsidiaries;

            (ii) any contract or arrangement for the giving by the Company of any security or indemnity to a third party in respect of a debt or obligation of the Company which the Director has himself guaranteed or secured in whole or in part;

            (iii) any contract or arrangement concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where such Director is or is to be interested as a participant in the underwriting or sub-underwriting of the offer;

            (iv) any contract or arrangement in which he is interested in the same manner as other holders of shares or debentures or other securities of the issuer by virtue only of his interest in shares or debentures or other securities of the Company;

            (v) any contract or arrangement concerning any other company (not being a company in which he together with any of his associates owns five per cent. or more) in which he is interested only directly or indirectly as an officer or executive of such company;

            (vi) any proposal concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates; and

            (vii) any proposal or arrangement concerning the adoption, modification or operation of any employees' share scheme or any share incentive or share option scheme for the benefit of employees of the Company or of any of its subsidiaries under which the Director may benefit.

       (I)  For the purposes of paragraph (H) above:-

            (i) a company shall be deemed to be one in which a Director owns five per cent. or more if and so long as (but only if and so long as) he, together with any of his associates, is (either directly or indirectly) the holder of beneficially interested in five per cent. or more of any class of the issued equity share capital of that company (or of any third company through which his interest is derived) or of the voting rights available to members of that company, for which purpose there shall be disregarded any shares held by the Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which his interest is in reversion or remainder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he is interested only as a unit holder; and

            (ii) where a company in which a Director owns five per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

       (J) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such chairman shall not be counted in the quorum nor shall he be entitled to vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board.

                               BORROWING POWERS

91. The Board may from time to time at their discretion exercise all the powers of the Company to raise or borrow, or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or any part thereof.

92. The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of debentures, debenture stock, bonds or other securities of the Company whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

93. Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

94. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

95. The Board shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Ordinance, in regard to the registration of mortgages and charges therein specified and otherwise.

96. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled by notice to the members, or otherwise, to obtain priority over such prior charge.

                        POWERS AND DUTIES OF THE BOARD

97. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Ordinance or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Ordinance and of these Articles and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

98. The Board may establish any boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such boards, may appoint any person, firm or company as managers or agents for the management of the whole or such part of the activities of the Company (and in particular, but without limitation, may appoint any company, firm or person to be the Company's investment manager), and may in each case fix their remuneration. The Board may delegate to any such board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any such board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

99. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

100. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

101. The Company may exercise all the powers conferred by the Ordinance with regard to having official seals and such powers shall be vested in the Board.

102. Subject to the provisions of the Ordinance, the Company may keep an overseas or local or other register in any place, and the Board may make and vary such regulations as it may think fit respecting the keeping of any such register.

103. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

104. The Board shall cause minutes or records to be made in books provided for the purpose:-

       (a)  of all appointments of officers made by the Board;

       (b) of the names of the Directors present at each meeting of the Board or committee of the Board; and

       (c) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of any committee of the Board.

105. The Board on behalf of the Company may exercise all the powers of the Company to grant pensions, annuities or other allowances and benefits in favour of any person including any Director or former Director or the relations, connections or dependants of any Director or former Director provided that no pension, annuity or other allowance or benefit (except such as may be provided for by any other Article) shall be granted to a Director or former Director who has not been an Executive Director or held any other office or place of profit under the Company or any of its subsidiaries or to a person who has no claim on the Company except as a relation, connection or dependant of a Director or former Director without the approval of an ordinary resolution of the Company. A Director or former Director shall not be accountable to the Company or the Members for any benefit of any kind conferred under or pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

106. The Board may, by resolution, exercise any power conferred by the Ordinance to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person for the whole or part of the undertaking of the Company or that subsidiary.

                           PROCEEDINGS OF THE BOARD

107. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

108. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from Hong Kong may request the Board that notices of Board meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from Hong Kong. A Director may waive notice of any meeting either prospectively or retrospectively.

109. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110. The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

111. The Board may elect a chairman and one or more deputy chairmen of its meetings and determine the period for which they are respectively to hold such office. If no such chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

112. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

113. The Board may delegate any of its powers, authorities and discretions to any committee, consisting of such one or more Directors of the Company, together with such other persons, as it thinks fit, provided that, in the case of a committee consisting of two or more members, the majority of its members are Directors of the Company and no meeting of such committee shall be quorate for the purpose of exercising any of such powers, authorities or discretions unless a majority of those present are Directors of the Company. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

114. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article.

115. A resolution in writing signed by all the Directors, or their alternate Directors, for the time being entitled to receive notice of a meeting of the Board, except such as are absent from Hong Kong or temporarily unable to act through ill-health or disability, (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned. A message sent by cable, telex or telegram or other form of electronic communication by a Director or his alternate Director shall be deemed to be a document signed by him for the purpose of this Article.

116. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

                                   SECRETARY

117. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

118. A provision of the Ordinance or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

                                     SEALS

119. The Board shall provide for the custody of every Seal. A Seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that respect. Subject as otherwise provided in these Articles, any instrument to which the common seal is affixed shall be signed by any two Directors or one Director and the Secretary, or such other person or persons as the Board may from time to time by resolution appoint for the purpose, and any instrument to which an official seal is affixed need not, unless the Board for the time being otherwise determines or the law otherwise requires, be signed by any person.

119A. Every certificate for shares or other securities issued by the Company shall be issued under the seal of the Company which shall only be affixed to such certificates with the authority of the Board.

119B. The Board may by resolution approve any system for the affixing of the seal to certificates for shares or other securities issued by the Company either with the mechanical signatures of those witnessing the sealing or without any witnessing or signatures, and so that every such certificate to which the seal is affixed in accordance with any such approved system shall be valid and shall for the purpose of Article 119A be deemed to be sealed and executed with the authority of the Board.

119C. The Company may have an official seal for use for sealing certificates for shares or other securities issued by the Company as permitted by
       Section 73A of the Ordinance (and unless otherwise determined by the Board, no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and so that every such certificate of other document to which such official seal is affixed shall be valid and shall for the purpose of Article 119A be deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid). The Company may have an official seal for use abroad under the provisions of the Ordinance where and as the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and it may impose such restrictions on the use thereof as may be thought fit.

119D.  (A)  The Board may from time to time and at any time, by power of attorney under the seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

       (B) The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

                         DIVIDENDS AND OTHER PAYMENTS

120. Subject to the Ordinance and as hereinafter set out, the Company in general meeting may from time to time declare dividends to be paid to the Members according to their rights and interests in the profits available for distribution, but no dividend shall be declared in excess of the amount recommended by the Board.

121. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

       (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

       (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

122. The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justifiable according to the financial position of the Company; the Board may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such position, in the opinion of the Board, justifies such payment. If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

123. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

124. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

125.   (A)  In respect of any dividend proposed to be paid or declared by resolution of the Board or of the Company in general meeting, the Board may further resolve and announce prior to or contemporaneously with the payment or declaration of such dividend:-

            (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up provided that Members entitled thereto may elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

                 (i) the basis of any such allotment shall be determined by the Board;

                 (ii) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, to the holders of the shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

                 (iv) the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised ("the non-elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company's reserve accounts (including any share premium account or capital redemption reserve fund) or profit and loss account or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

            (b) that Members entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:-

                 (i) the basis of any such allotment shall be determined by the Board;

                 (ii) the Board, after determining the basis of allotment, shall give not less than two weeks' notice in writing or in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, to the holders of the shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

                 (iii) the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;

                 (iv) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu and in satisfaction thereof shares shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or profit and loss account or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

       (B) The shares allotted pursuant to the provisions of paragraph (A) of this Article shall rank pari passu in all respects with the shares then in issue save only as regards participation:-

            (a) in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

            (b) in any other distribution, bonus or right paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) and
                 (ii) of paragraph (A) of this Article in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the board shall specify that the shares to be allotted pursuant to the provisions of paragraph (A) of this Article shall rank for participation in such distribution, bonus or rights.

       (C) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Article with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled or are disregarded or rounded up or down, or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into, on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

       (D) The Company may upon the recommendation of the Board by special resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (A) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to the Members to elect to receive such dividend in cash in lieu of such allotment.

126.   (A)  Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

       (B) The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

127. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

128. Any general meeting declaring a dividend may by ordinary resolution, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                   RESERVES

129. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purposes for which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think it prudent not to distribute.

                           CAPITALISATION OF PROFITS

130. The Company, may upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the basis that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

131. Where any difficulty arises in regard to any distribution under the last preceding Article the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                                 RECORD DATES

132. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                              ACCOUNTING RECORDS

133. The Board shall cause to be kept such accounting records as are required to be kept by law.

134. The accounting records shall be kept at the Office or, subject to the Ordinance, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

135. A printed copy of every balance sheet and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, accompanied by the directors' report and the auditors' report, shall be sent or made available to each person entitled thereto at least 21 days before the date of the meeting (or such other time as may be prescribed in the Ordinance from time to time) in accordance with the requirements of the Ordinance provided that this Article shall not require such documents to be sent or made available to a person so entitled if the Company has sent or made available to such person a copy of the summary financial report in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable provisions of the Ordinance. Copies shall also be sent in appropriate numbers to the Stock Exchange in accordance with the terms of any listing agreement for the time being binding on the Company or with the continuing obligations binding on the Company by virtue of any listing.

                                     AUDIT

136. Auditors shall be appointed and their duties regulated in accordance with the Ordinance.

                    SERVICE OF NOTICES AND OTHER DOCUMENTS

137. Any notice or other document (other than a share certificate) may be served on or delivered by the Company by sending it or making it available to the recipient by such means and in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, or by advertisement inserted in newspapers circulating in Hong Kong including, where the issued ordinary share capital of the Company is for the time being listed on the Stock Exchange, at least one English language newspaper and one Chinese language newspaper (in which the relevant notice shall appear in the Chinese language), being in each case a newspaper published daily and circulating generally in Hong Kong and specified in the list of newspapers issued for the purposes of
       Section 71A of the Ordinance by the Chief Secretary and published in The Government of the Hong Kong Special Administrative Region Gazette, and that any share certificate may be delivered to any Member by the Company by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at such registered address addressed as aforesaid. In the case of joint holders of a share, service or delivery of any notice or other document on or to, or making the same available by the Company by such means and in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules to, any one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

138. Any such notice or other document if sent by post by the Company shall be deemed to have been served or delivered 24 hours after the time when it was put in the post (airmail if posted from Hong Kong to an address outside Hong Kong), and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document if delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left or made available. Any notice or other document served by advertisement shall be deemed to have been served on the day of issue of the newspaper in which the advertisement is published. Any notice or other document if sent or otherwise made available by the Company by electronic means or in electronic form (including where applicable by way of publication on the Company's website or computer network) shall be deemed to have been duly sent or made available at the time of transmission or as the case may be at the time when notice of publication on the Company's website or computer network is given to the recipient; and in proving such transmission, publication or the giving of notice thereof, a certificate in writing signed by the Secretary or other person appointed by the Board as to the act and time of such transmission, publication or the giving of notice thereof, shall be conclusive evidence thereof. Where a notice or document is sent or made available to a person in electronic form, it shall be transmitted to the electronic address or computer network or website supplied by him to the Company for the giving of notice or delivery of or the giving of notice thereof document from the Company to him to the extent permitted by, and in accordance with, applicable laws and the Listing Rules.

139. Any notice or other document served on or delivered to or made available by the Company by such means or in such form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules to any Member shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless before the day of service or delivery of the notice or document or before the day the same is made available to him by such other means and in such other form (including without limitation electronic form and by way of publication on the Company's website or computer network) and language(s) as may from time to time be permitted under applicable laws and the Listing Rules, his name has been removed from the Register as the holder of the share, and such service or delivery or other act which is treated under the Ordinance as being as valid and effectual as service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

139A. Where a person has in accordance with applicable laws, rules and regulations consented to receive notices and other documents from the Company in the English language only or the Chinese language only but not both, it shall be sufficient for the Company to serve on or deliver or make available to him any notice or document in such language only in accordance with these presents unless and until there is a notice of revocation or amendment of such consent given or deemed to have been given by such person to the Company in accordance with applicable laws, rules and regulations which shall have effect in respect of any notice or document to be served on or delivered to such person subsequent to the giving of such notice of revocation or amendment.

                           DESTRUCTION OF DOCUMENTS

140.   The Company may destroy:-

       (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

       (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

       (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

       (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

       and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

       (i) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

       (ii) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

       (iii) references in this Article to the destruction of any document include references to its disposal in any manner.

                                  INFORMATION

140A. No member (not being a Director) shall be entitled to require discovering of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the members of the Company to communicate to the public.

                                  WINDING UP

141. If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

                                   INDEMNITY

142.   (A)  Every Director, Executive Director, manager, secretary, officer and auditor of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Executive Director, manager, secretary, officer or auditor in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Ordinance in which relief from liability is granted to him by the Court.

       (B) Subject to Section 165 of the Ordinance, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

                              UNTRACEABLE MEMBERS

143. The Company may sell any shares in the Company, in such manner as the Board thinks fit, if:-

       (a) all cheques or warrants in relation to the payment of dividends, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed or unclaimed;

       (b) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

       (c) the Company has by advertisement in one or more newspapers circulating in Hong Kong including where the issued ordinary share capital of the Company is for the time being listed on the Stock Exchange, the newspapers referred to in Article 137, given notice of its intention to sell such shares (which intention shall be notified to the Stock Exchange also) and a period of three months has elapsed since the date of such advertisement.

144. For the purpose of the foregoing the "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) above and ending at the expiry of the period referred to in that paragraph.

145. To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold, is dead, bankrupt or otherwise under any legal disability or incapacity.

146. Without prejudice to the rights of the Company, the Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed for two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

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               Names, Addresses and Descriptions of Subscribers

------------------------------------------------------------------------------







                    For and on behalf of
                    SHEEN FRIENDSHIP LIMITED
                    AU HUNG KWAN, Director
                              19/F., Tower I, Tern Centre,
                              237 Queen's Road Central,
                              Sheung Wan, Hong Kong.
                                     Corporation







                    For and on behalf of
                    TRUE FRIENDSHIP LIMITED
                    AU HUNG KWAN, Director
                              19/F., Tower I, Tern Centre,
                              237 Queen's Road Central,
                              Sheung Wan, Hong Kong.
                                     Corporation



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     Dated the 6th day of May, 1999.

WITNESS to the above signatures:


                                                       STELLA LUK SUI CHU
                                                        Company Secretary
                                                  19/F., Tower I, Tern Centre,
                                                    237 Queen's Road Central,
                                                      Sheung Wan, Hong Kong.